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                                                                    EXHIBIT 23.2




                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------




We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 10, 1997, except as to the paragraph of Note 1 entitled "Per share information" and Note 12, which are as of February 12, 1998, appearing on page F-2 of the Prospectuses which constitute a part of the May & Speh, Inc. Registration Statement of Form S-3 (Commission File #333-46547).



PRICE WATERHOUSE LLP
Chicago, Illinois
April 7, 1998